EXHIBIT 23

Consent of ParenteBeard LLC, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S 3 (Nos. 333 59072, 033-81246, and 333-158837) and Form S 8 (No. 333 29021) of The York Water Company of our reports dated March 11, 2010, on the financial statements, financial statement schedule and internal control over financial reporting of The York Water Company which reports appear in this annual report on Form 10 K for the year ended December 31, 2009.

/s/ParenteBeard LLC
ParenteBeard LLC
York, Pennsylvania
March 11, 2010